EXHIBIT 1
                  AGREEMENT AND PLAN OF MERGER


 THIS AGREEMENT AND PLAN OF MERGER is made as of June 21, 1996 (this "Agreement"), by and among Eagle River Interactive, Inc., a Delaware corporation ("Parent"), Sushi Acquisition Corp., a
Delaware corporation ("Sub"), Graphic Media, Inc., an Oregon corporation ("Company"), Philip Meurer, Joseph Parker, Lee J. Jacobson and E. Michael Loftus.

                            RECITALS

 A. The authorized capital stock of Parent consists of 2,000,000 shares of Preferred Stock, $.001 par value, none of which are issued and outstanding, and 30,000,000 shares of Common Stock, $.001 par value ("Parent Common Stock"), of which on the close of business on June 12, 1996, 11,472,448 shares were issued and outstanding, and no shares were held as treasury stock.

 B. The authorized capital stock of Sub consists of 100 shares of Common Stock, $.001 par value ("Sub Common Stock"), all of which are issued and outstanding.

 C. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, without par value ("Company Common Stock"), of which, at the close of business on June 12, 1996, 2,073,300 shares were issued and outstanding, and 514,600 shares were subject to issuance pursuant to outstanding stock options or performance awards ("Company Options") outstanding under the Company's 1995 Employee Stock Incentive Plan, that certain Employment and Noncompetition Agreement dated May 1, 1995 between the Company and E. Michael Loftus and that certain Employment and Noncompetition Agreement dated May 1, 1995 between the Company and Robert Lightman.

 D.  All of the issued and outstanding shares of Sub Common Stock are owned by Parent.  All of the issued and outstanding shares of
Company   Common   Stock  (the  "Shares")  are   owned   by   the
Stockholders.

 E. The respective Boards of Directors of Parent, Sub and the Company deem it advisable and in the best interests of their respective stockholders that Sub shall merge into the Company pursuant to the articles and certificate of merger attached hereto as Exhibit A (the "Articles of Merger") and the applicable provisions of the laws of the States of Oregon and Delaware and have, by resolutions duly adopted, approved the principal terms of such merger which are herein set forth, and Sub and the Company have directed that the principal terms of such merger be submitted to their respective stockholders for approval.

 F. The parties desire to state the terms and conditions of such merger, the mode of carrying the same into effect, the consideration which the holders of Company Common Stock, Company Options and Sub Common Stock are to receive in exchange for such shares upon the merger and such other details and provisions as are deemed necessary or desirable.

 G. For financial accounting purposes, it is intended that the merger be accounted for as a "pooling of interests."

 H. The parties intend that such merger be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended
(the "Code").

                           AGREEMENT

 The parties, intending to be legally bound, agree as follows:

1.  DEFINITIONS

 For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"Accounts Receivable"  --  as defined in Section 3.A.8.

"Agreement"   --   as  defined in the  first  paragraph  of  this
Agreement.

"Aggregate Deductible"  --  as defined in Section 11.6.

"Applicable  Contract"   --  any Contract  (a)  under  which  the
Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it are or may become bound.

"Articles of Merger" -- as defined in the Recitals of this Agreement.

"Audit Claims"  --  as defined in Section 11.5.

"Audit Report Date"  --  as defined in Section 11.5.

"Balance Sheet"  --  as defined in Section 3A.4.

"Best Efforts" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

"Breach" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"Certificates"  --  as defined in Section 2.6(b).

"Closing"  --  as defined in Section 2.3.

"Closing Date"  --  as defined in Section 2.3.

"Code"  --  as defined in the Recitals of this Agreement.

"Commission"   --   the  United States  Securities  and  Exchange
Commission.

"Company"   --   as  defined  in  the  first  paragraph  of  this
Agreement.

"Company Common Stock" -- as defined in the Recitals of this Agreement.

"Company  Options"   --   as  defined in  the  Recitals  of  this
Agreement.

"Competing Business"  --  as defined in Section 3A.25.

"Consent"   --  any approval, consent, ratification,  waiver,  or
other authorization (including any Governmental Authorization).

"Contemplated   Transactions"   --   all  of   the   transactions
contemplated by this Agreement, including:

 (a) the Merger;

 (b)  the  delivery of the Parent Common Stock to  the  Surviving
 Stockholders,  and the execution, delivery, and  performance  of
 the   Pledge  Agreement,  the  Registration  Agreement  and  the
 Employment Agreements; and

 (c)  payment in full for the Dissenting Shares; and

 (d)  the  performance by Parent, Sub, Company and the  Surviving
 Stockholders of their respective covenants and obligations under this Agreement; and

 (e) Parent's acquisition and exercise of control over the Company.

"Contract" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Conversion Ratio" --  as defined in Section 2.5(a)(I).

"Copyrights"  --  as defined in Section 3A.22(a)(iii).

"Damages"  --  as defined in Section 11.2.

"DGCL"  --  as defined in Section 2.1.

"Disclosure  Letter"   --   the disclosure  letter  delivered  by
Surviving Stockholders to Parent concurrently with the execution of this Agreement.

"Dissenting Share" -- means any share of Company Common Stock which any Stockholder who has exercised his or her dissenter's rights under the OBCA holds of record.

"Effective Time" --  as defined in Section 2.2.

"Employee Benefit Plan"  --  as defined in Section 3.A.13(b)(I).

"Employment Agreements" -- as defined in Section 7.4(c).

"Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental, Health, and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law, Occupational Safety and Health Law or any other Legal Requirement and consisting of or relating to:

 (a)  any  environmental, health, or safety matters or conditions
 (including   on-site  or  off-site  contamination,  occupational
 safety and health, and regulation of chemical substances or products);

 (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

 (c)   financial  responsibility  under  Environmental   Law   or
 Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or
 (d)   any   other  compliance,  corrective,  investigative,   or
 remedial measures required under Environmental Law or Occupational Safety and Health Law.

The  terms "removal," "remedial," and "response action,"  include
the   types   of   activities  covered  by  the   United   States
Comprehensive Environmental Response, Compensation, and Liability
Act, 42 U.S.C. ' 9601 et seq., as amended (ACERCLA").

"Environmental Law"  --  as defined in Section 3A.19(a).

"ERISA"  --  the Employee Retirement Income Security Act of  1974
or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"ERISA Affiliate"  --  as defined in Section 3.A.13(b)(I).

"Facilities"  --   any  real  property,  leaseholds,   or   other
interests currently or formerly owned or operated by the Company and any buildings, plants, or structures currently or formerly owned or operated by the Company.

"Financial Statements"  --  as defined in Section 3A.4.

"GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance
Sheet   and  the  other  financial  statements  referred  to   in
Section 3A.4 were prepared.

"Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, or given by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" -- any:

 (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

 (b)   federal,  state,  local,  municipal,  foreign,  or   other
 government;

 (c)  governmental or quasi-governmental authority of any  nature
 (including   any   governmental  agency,   branch,   department,
 official, or entity and any court or other tribunal); or

 (d)    body   exercising,   or   entitled   to   exercise,   any
 administrative,   executive,  judicial,   legislative,   police,
 regulatory, or taxing authority or power of any nature.

"Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

"Hazardous Materials" -- as defined in Section 3A.19(a).

"Indemnified Persons"  --  as defined in Section 11.2.

"Intellectual  Property  Assets"   --  as  defined   in   Section
3A.22(a).

"Interim Balance Sheet" -- as defined in Section 3A.4.

"Interim Financial Statements" -- the Interim Balance Sheet and the related internally prepared statement of operations as at March 31, 1996.

"IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal
Revenue Code or any successor law.

"IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States
Department of the Treasury.

"Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

 (a) such individual is actually aware of such fact or other matter; or

 (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

A  Person  (other  than an individual) will  be  deemed  to  have
"Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"Legal Requirement" -- any federal, state, local, or municipal administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Marks"  --  as defined in Section 3A.22(a)(I).

"Material Adverse Change" -- a material adverse change in the business, operations, properties, assets or condition of the Company.

"Material Adverse Effect" -- something that has caused or would be likely to cause a Material Adverse Change.

"Merger"  --  as defined in Section 2.1.

"Multiemployer Plan"  --  as defined in Section 3A.13(b)(I).

"Nasdaq"  --  the  National  Association  of  Securities  Dealers
Automated Quotation System.

"Notice"  --  as defined in Section 7.8.

"OBCA"  --  as defined in Section 2.1.

"Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

 (a) such action is substantially consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

 (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

 (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership;
(d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"Other General Claims"  --  as defined in Section 11.5.

"Parent"   --   as  defined  in  the  first  paragraph  of   this
Agreement.

"Parent's Advisors"  --  as defined in Section 5.1.
"Parent Commission Filings"  --  as defined in Section 4.3.

"Parent Common Stock" -- as defined in the Recitals of this Agreement.

"Parent Disclosure Letter"  --  as defined in Section 4.

"Parent Stock Option"  --  as defined in Section 2.13(a).

"Patents"  --  as defined in Section 3A.22(a)(ii).

"Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Plan" -- as defined in Section 3A.13(b)(I).

"Pledge Agreement" -- as defined in Section 7.4(h).

"Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Proprietary  Rights  Agreement"   --   as  defined  in   Section
3A.20(b).

"Registration Agreement" -- as defined in Section 7.4(I).

"Related Person" -- with respect to a particular individual:

 (a) each other member of such individual's Family;

 (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's
 Family;

 (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

 (d)  any Person with respect to which such individual or one  or more  members of such individual's Family serves as a  director,
 officer,  partner,  executor,  or  trustee  (or  in  a   similar
 capacity).

With respect to a specified Person other than an individual:

 (a)  any  Person  that  directly  or  indirectly  controls,   is
 directly  or  indirectly  controlled  by,  or  is  directly   or
 indirectly under common control with such specified Person;

 (b)  any Person that holds a Material Interest in such specified
 Person;

 (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

 (d)  any  Person in which such specified Person holds a Material
 Interest;

 (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

 (f)  any  Related Person of any individual described  in  clause
 (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (I) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

"Release"   --  any  spilling,  leaking,  emitting,  discharging,
depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"Representative"  --  with respect to a  particular  Person,  any director, officer, employee, agent, consultant, advisor, or other
representative   of   such  Person,  including   legal   counsel,
accountants, and financial advisors.

"Rights in Mask Works"  --  as defined in Section 3A.22(a)(iv).

"S Distribution" -- the distribution by the Company, prior to the Closing Date, to Stockholders of $137,860 toward payment of the Stockholders' estimated 1995 and (in respect of the period from January 1, 1996 to the Effective Date)1996 federal and state income taxes, incurred due to the income of the Company attributable to the Stockholders.

"Securities Act" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Shares" -- as defined in the Recitals of this Agreement.

"Stockholder" -- any Person who owns at the relevant time one or more of the Shares.

"Stockholder Agreement"  --  as defined in Section 7.4(g).

"Stock  Option  Plan"   --  as defined in the  Recitals  of  this
Agreement.

"Sub" --  as defined in the first paragraph of this Agreement.

"Sub  Common  Stock"   --  as defined in  the  Recitals  of  this
Agreement.

"Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"Surviving Corporation" -- as defined in Section 2.1.

"Surviving  Stockholder"   --   any  Stockholder  other  than   a
Stockholder who holds one or more of the Dissenting Shares.

"Tax" -- any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax),  levy,  assessment,  tariff, duty  (including  any  customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

"Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Threat of Release" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"Threshold Amount"  --  as defined in Section 11.6.

"Trade Secrets"  --  as defined in Section 3A.22(a)(v).

"Welfare Plan"  --  as defined in Section 3A.13(b)(I).

2.   MERGER  AND  EFFECTIVE TIME; ARTICLES OF INCORPORATION;  BY-
LAWS; DIRECTORS AND OFFICERS; CONVERSION AND EXCHANGE OF SHARES

 2.1  THE MERGER

 At the Effective Time (as defined in Section 2.2 hereof), Sub shall be merged (the "Merger") into the Company, which shall be (and is hereinafter sometimes referred to as) the "Surviving Corporation." The corporate existence of the Company with all its rights, privileges, powers and franchises shall continue unaffected and unimpaired by the Merger, and as the Surviving
Corporation it shall be governed by the laws of the State of Oregon and succeed to all rights, privileges, powers, franchises, assets, liabilities and obligations of Sub in accordance with the Oregon Business Corporation Act (the "OBCA") and the Delaware General Corporation Law (the "DGCL"). The separate existence and corporate organization of Sub shall cease at the Effective Time and thereupon the Company and Sub shall be a single corporation, the Company. The Merger shall have the effects specified in the OBCA and the DGCL.

 2.2  THE EFFECTIVE TIME OF THE MERGER

 The Merger shall become effective at the time (the "Effective Time") of filing with the Oregon Secretary of State and the Delaware Secretary of State of Articles of Merger in such form as is required by, and executed in accordance with, the applicable provisions of the OBCA and the DGCL or at such later time as may be agreed to by Parent and the Company and specified in the Articles of Merger. The parties will cause the Articles of Merger to be filed with the Oregon Secretary of State and the Delaware Secretary of State as soon as practicable after the Closing.

 2.3  CLOSING

 On the same day as, but immediately prior to the filing of the Articles of Merger, a closing (the "Closing") will take place for the purpose of confirming the satisfaction or waiver of the conditions set forth in Sections 7, 8 and 9 hereof. The Closing will take place as soon as practicable after the satisfaction or waiver of the conditions set forth in such Sections (the date and time of the Closing being hereinafter referred to as the "Closing Date"), at the offices of Tonkon, Torp, Galen, Marmaduke & Booth, 1600 Pioneer Tower, 888 S.W. Fifth Avenue, Portland, Oregon 97904, unless another place is agreed to by the parties hereto.

 2.4  ARTICLES OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS

 (a) Articles of Incorporation. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time to change
Article III thereof to read in full as follows: "Authorized Stock. The total number of shares of stock which the corporation shall have the authority to issue is 100 shares of common stock, without par value." From and after the Effective Time, such Articles of Incorporation, as so amended, shall continue as the Articles of Incorporation of the Surviving Corporation, until amended as provided by law.

 (b) By-laws. The By-laws of the Company, as in effect at the Effective Time, shall continue to be the By-laws of the Surviving Corporation, until altered, amended or repealed in accordance with law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

 (c) Directors and Officers. The directors of the Surviving Corporation at and immediately following the Effective Time shall be Terence M. Graunke and Marc Pinto, to serve in accordance with the By-laws of the Surviving Corporation. The officers of the Surviving Corporation at and immediately following the Effective Time shall be Terence M. Graunke, President, and Marc Pinto, Secretary and Treasurer, to serve in accordance with the By-laws of the Surviving Corporation.

 2.5  CONVERSION AND EXCHANGE OF SHARES

 The manner and basis of converting at the Effective Time Company Common Stock into Parent Common Stock, the exchange of certificates therefor, and the manner and basis of converting Company Options outstanding at the Effective Time shall be as set forth herein.

 (a)  Conversion of Shares.

     (I)(A)   Each  share  of  Company Common  Stock  issued  and
 outstanding immediately prior to the Effective Time (except Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive that number of fully paid and nonassessable shares of Parent Common Stock in a ratio of one
 (1) share of Parent Common Stock for each 3.6484 shares of Company Common Stock, which ratio of shares, expressed as a decimal, equals 0.274095 (the "Conversion Ratio"); provided, that such number of shares of Parent Common Stock otherwise issuable pursuant to this Section 2.5(a)(I)(A) shall be subject to reduction to the extent provided in Section 12.1.

     (B) Each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the OBCA.

     (ii) Each share of Sub Common Stock issued and outstanding as of the Effective Time, shall, by virtue of the Merger and without any action on the part of Parent, the sole stockholder of Sub, be converted into one share of legally and validly issued, fully paid and nonassessable Common Stock, without par value, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of Sub Common Stock shall by virtue of the Merger evidence ownership of Common Stock of the Surviving Corporation.

     (iii) In the event of any stock split, combination, reclassification, recapitalization, exchange, stock dividend or other distribution payable in Parent Common Stock with respect to shares of Parent Common Stock (or if a record date with respect to any of the foregoing should occur) during the period between the date of this Agreement and the Effective Time, then the Conversion Ratio will be appropriately adjusted to reflect such stock split, combination, reclassification, recapitalization, exchange, stock dividend or other distribution.

 2.6  EXCHANGE OF CERTIFICATES.

 Parent Common Stock into which Company Common Stock shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time. At the Closing, Parent shall deliver to each Surviving Stockholder certificates evidencing the shares of Parent Common Stock to which that Stockholder is entitled under Section 2.5, together with any dividends and distributions with respect to such stock, and each Surviving Stockholder shall deliver to Parent that Stockholder's certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), together with a blank stock power and such other transmittal letters, documents and instruments as Parent or Parent's transfer agent may reasonably request, each in form reasonably acceptable to Parent or such transfer agent.

 2.7  [RESERVED]

 2.8  NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK

 All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.5) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and, on and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

 2.9  CASH IN LIEU OF FRACTIONAL SHARES

 No fractional shares of Parent Common Stock shall be issued in the Merger but, in lieu of any such fractional shares, each Stockholder who would otherwise have been entitled to a fractional share of Parent Common Stock upon surrender of the Certificates as provided in Section 2.6 of this Agreement, will upon such surrender be paid an amount of cash (without interest) determined by multiplying (a) the Parent Common Stock price determined as of the closing sale price of Parent Common Stock as quoted on The Nasdaq Stock Market on the day preceding the Closing Date by (b) the fractional share interest in Parent
Common  Stock  to  which  the  Stockholder  would  otherwise   be
entitled.

 2.10  [RESERVED]

 2.11  [RESERVED]

 2.12  [RESERVED]
 2.13  COMPANY STOCK OPTIONS

 (a) All outstanding Company Options listed by holder and amount on Schedule 2.13 hereto shall remain outstanding following the Effective Time. At the Effective Time, such Company Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder of any such Company Options, be assumed by Parent in such manner that (I) qualifies under ' 424 of the Code as "assuming a stock option in a transaction to which Section 424 of the Code applies," or (ii) to the extent that ' 424 of the Code does not apply to any such Company Options, would qualify if ' 424 were applicable to such Company Option. Each outstanding Company Option assumed by Parent under any employee stock option plan or arrangement, whether vested or unvested, shall be converted into a Parent stock option vested to the same extent as the Company Options described in Schedule 2.13 (a "Parent Stock Option") under which the shares subject to the Parent Stock Option shall be the number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock covered by such Company Option immediately prior to the Effective Time by the Conversion Ratio and rounding down to the nearest whole number, and the exercise price per share of Parent Common Stock at which the
Parent Stock Option shall be exercisable shall be an amount determined by dividing the exercise price per share of the Company Common Stock subject to such Company Option immediately prior to the Effective Time by the Conversion Ratio and rounding up to the nearest whole cent. Each such Parent Stock Option shall be assumed at the Effective Time by Parent on the same terms and subject to the same conditions as in effect immediately prior to the Effective Time, subject to such equitable adjustments as may be necessary to reflect the Merger.

 (b)Parent shall ensure that, prior to August 1, 1996, Parent shall have registered the Parent Common Stock issuable upon such exercise of any Parent Stock Option on Form S-8 (or successor form) pursuant to the Securities Act.

 (c)Parent  and the Company shall take or cause to be  taken  any
and   all  action  necessary  or  appropriate  to  implement  the adjustments contemplated by this Section 2.13.

3A.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

 Each Surviving Stockholder hereby severally represents and warrants to Parent that, except as provided in the Disclosure
Letter:

 3A.1  ORGANIZATION AND GOOD STANDING

 (a) Part 3A.1 of the Disclosure Letter contains a complete and accurate description of the Company name, jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and capitalization (including the identity of each stockholder and the number of shares held by each). The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

 (b) The Company has delivered to Parent correct and complete copies of its Organizational Documents, as currently in effect.

 3A.2  AUTHORITY; NO CONFLICT

 (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and all other agreements and documents contemplated hereby and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and all other agreements and documents contemplated hereby or to consummate the transactions  so contemplated (other than, with  respect  to  the
Merger, the approval and adoption of this Agreement by the Stockholders in accordance with the OBCA and the Company's Articles of Incorporation). The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in compliance with the OBCA is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and binding obligations of the Company.

 (b) Except as set forth in Part 3A.2 of the Disclosure Letter, neither the execution and delivery of this Agreement by the Company and Stockholders nor the consummation or performance of any of the Contemplated Transactions by the Company or Stockholders will, directly or indirectly (with or without notice or lapse of time):

     (I)  contravene, conflict with, or result in a violation  of
 (A)  any  provision  of  the  Organizational  Documents  of  the
 Company,  or  (B)  any  resolution  adopted  by  the  board   of
 directors or the stockholders of the Company;

     (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Stockholder, or any of the assets owned or used by the Company, may be subject that would be likely to have a Material Adverse Effect;

     (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;
     (iv) cause Parent, Sub or the Company to become subject to, or to become liable for the payment of, any material Tax;

     (v) cause any of the assets owned by the Company to be reassessed or revalued in any material way by any taxing authority or other Governmental Body;

     (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to
 declare  a  default  or  exercise  any  remedy  under,   or   to
 accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract that would have a Material Adverse Effect; or

     (vii) result in the imposition or creation of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest or encumbrance upon or with respect to any of the assets owned or used by the Company.

Except as set forth in Part 3A.2 of the Disclosure Letter, none of the Surviving Stockholders or the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

 3A.3  CAPITALIZATION

 The authorized equity securities of the Company consist of 10,000,000 shares of common stock, without par value, of which 2,073,300 shares are issued and outstanding and constitute the Shares. Part 3A.3 to the Disclosure Letter sets forth all outstanding options to acquire any securities of the Company, together with the exercise prices therefor. Stockholders are the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. The Stockholders own of record the number of Shares set forth opposite their respective names on
Part 3A.1 to the Disclosure Letter. Except as set forth in Part 3A.3 of the Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly
authorized   and   validly  issued  and  are   fully   paid   and
nonassessable. Except as set forth in Part 3A.3 of the Disclosure Letter, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, and does not have any Contract to acquire, any equity securities or other securities of any Person (including any Subsidiary) or any direct or indirect equity or ownership interest in any other business.

 3A.4  FINANCIAL STATEMENTS

 Company has delivered to Parent: (a) a reviewed balance sheet of the Company as at December 31, 1994 and the related reviewed statements of income, stockholders' equity, and cash flow for the fiscal year then ended, together with the review reports thereon,
(b) a reviewed balance sheet of the Company as at December 31, 1995 (including the notes thereto, the "Balance Sheet"), and the related reviewed statements of income, stockholders' equity, and cash flow for the fiscal year then ended, together with the review report thereon of KPMG Peat Marwick LLP, independent certified public accountants (the financial statements described in the foregoing clauses (a) and (b), collectively, the "Financial Statements"), and (c) unaudited balance sheets of the Company as at March 31, 1996 (the "Interim Balance Sheet") and the related unaudited statement of income for the three months then ended. The Financial Statements fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the dates of and for the periods referred to therein, all in accordance with GAAP. The Interim Financial Statements were prepared by the Company from the Company's books and records without independent verification for use by the Company's management. Except as disclosed in Part 3A.4 of the Disclosure Letter, those Interim Financial Statements fairly present the financial condition and the results of operations of the Company as of the date and for the period referred to in such financial statements, subject to normal recurring adjustments and timing practices with respect to cut-off, calculation and analysis (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet). The financial statements referred to in this Section 3A.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

 3A.5  BOOKS AND RECORDS

 Except as described in Part 3A.5 to the Disclosure Letter, the books of account, minute books, stock record books, and other records of the Company specifically requested by Parent or its Representatives, all of which have been or prior to the Closing Date will be made available to Parent, are complete and correct in all material respects. Except as described in Part 3A.5 to the Disclosure Letter, the minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing Date, all of those books and records will be in the possession of the Company.

 3A.6  TITLE TO PROPERTIES; ENCUMBRANCES

 Part 3A.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein, if any, owned by the Company. Company will deliver to Parent copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Stockholders or the Company and relating to such property or interests. The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3A.17 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of
Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all charges, claims, community property interests, conditions, equitable interests, liens, options, pledges, security interests and encumbrances except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists and which mortgages or security interests are listed and described in Part 3A.6 of the Disclosure Letter, and (c) liens for current taxes not yet due.

 3A.7  CONDITION AND SUFFICIENCY OF ASSETS

 To the Knowledge of Surviving Stockholders, as of the date of this Agreement, the buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing Date in substantially the same manner as conducted prior to the Closing Date. SURVIVING STOCKHOLDERS DISCLAIM ALL OTHER WARRANTIES REGARDING THE CONDITION OF THE BUILDING, PLANT, STRUCTURES,
EQUIPMENT AND OTHER TANGIBLE PROPERTY, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

 3A.8  ACCOUNTS RECEIVABLE

 All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the
accounting records of the Company as of the date of this Agreement (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business, except to the extent they represent progress billings in excess of work actually performed. To Surviving Stockholder's Knowledge, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3A.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

 3A.9  [RESERVED]

 3A.10  NO UNDISCLOSED LIABILITIES

 Except as set forth in Part 3A.10 of the Disclosure Letter, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements for the year ended December 31, 1995 or the Interim Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

 3A.11  TAXES

 (a) Except as described in Part 3A.11 of the Disclosure Letter, the Company has filed or caused to be filed (on a timely basis since 1989) all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements.
Part 3A.11 of the Disclosure Letter contains a complete and accurate list of all such Tax Returns filed since January 1, 1994. The Company has paid, or made sufficient provision for the full payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Stockholders or the Company, except such Taxes, if any, as are listed in Part 3A.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements for the year ended December 31, 1995 and the Interim Financial Statements.

 (b) All deficiencies which have been or may be proposed as a result of audits of the United States federal and state income Tax Returns of the Company have been paid, reserved against, settled, or, as described in Part 3A.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings.
Except as described in Part 3A.11 of the Disclosure Letter, neither the Company nor, to the Surviving Stockholder's Knowledge, any Stockholder has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

 (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's actual and potential liability for Taxes for periods prior to the Effective Time. There exists no proposed or unpaid actual Tax assessment against the Company except as disclosed in the Financial Statements for the year ended December 31, 1995, the Interim Financial Statements or in Part 3A.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. Except as disclosed in Part 3A.11 to the Disclosure Letter, all Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

 (d) Except as disclosed in Part 3A.11 to the Disclosure Letter, all Tax Returns filed by the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

 (e) Company is now, and has been at all times since January 1, 1987, an "S corporation" within the meaning of ' 1361(a)(1) of the Code. Company has no liability (regardless of whether absolute or contingent, known or unknown) which has been previously imposed or which in the future may be imposed on account of any liability for Taxes in respect of any period prior to the Effective Time, and Company has fully satisfied all liabilities which have been previously imposed on Company or which in the future may be imposed on Company for Taxes in respect of any period prior to the Effective Time. Neither Company nor any Stockholder has undertaken, intends to undertake, or is aware of, any action or plan which would cause Company to cease to qualify as an "S corporation" within the meaning of ' 1361(a)(1) of the Code, prior to the Effective Time.

 3A.12  NO MATERIAL ADVERSE CHANGE

 Since  the  date of the Balance Sheet, there has  not  been  any
Material   Adverse   Change,  and  to   Surviving   Stockholder's
Knowledge, no event has occurred or circumstance exists that may result in a Material Adverse Change.

 3A.13  EMPLOYEE BENEFITS

 (a) The Company has no ownership interest in, and does not contribute to, any credit union which has been established by the Company for any of its employees.

 (b)(I) Neither the Company nor any affiliate of the Company as determined under IRC ' 414(b), (c), (m) or (o) ("ERISA Affiliate") maintains, administers or contributes to, nor do the employees of the Company or any ERISA Affiliate receive or expect to receive as a condition of employment, benefits pursuant to: any employee pension benefit plan (as defined in ' 3(2) of ERISA) ("Plan"), including, without limitation, any multiemployer plan as defined in IRC ' 3(37) of ERISA ("Multiemployer Plan"); any employee welfare benefit plan (as defined in IRC ' 3(1) of ERISA) ("Welfare Plan"); or any bonus, deferred compensation, stock purchase, stock option, stock appreciation, severance, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement ("Employee Benefit Plan") other than those Plans, Welfare Plans and Employer Benefit Plans described in
 Part 3A.13 of the Disclosure Letter. Except as required by IRC ' 4980B or as disclosed in Part 3A.13 of the Disclosure Letter, neither the Company nor any ERISA Affiliate has promised any former employee or other individual not employed by the Company or any ERISA Affiliate medical or other benefit coverage, maintains or contributes to any plan or arrangement providing medical benefits to former employees, their spouses or dependents or any other individual not employed by the Company.

     (ii) All Plans, Welfare Plans and Employee Benefit Plans and any related trust agreements or annuity contracts (or any related trust instruments) comply with and are and have been operated in accordance with each applicable provision of ERISA, the IRC (including, without limitation, the requirements of IRC ' 401(a) to the extent any Plan is intended to conform to that section), other Federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Neither the Company nor any Surviving Stockholder has any Knowledge of any violation of any of the foregoing by any Plan, Welfare Plan, or Employee Benefit Plan. Each Welfare Plan which is a group health plan (within the meaning of ' 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of IRC ' 162(k) as in effect for years beginning prior to 1989, IRC ' 4980B for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA. A favorable determination as to the qualification under the Code of the Company's Profit Sharing Plan [401(k)] and each amendment thereto has been made by the IRS, the Profit Sharing Plan at all times has been and remains qualified under the IRC, and the related trust at all times has been and remains tax exempt.

     (iii) Neither any Plan or Welfare Plan fiduciary nor any Plan or Welfare Plan has engaged in any transaction in violation of ' 406 of ERISA or any "prohibited transaction" (as defined in ' 4975(c)(1) of the IRC and there has been no "reportable event" (as defined in ' 4043(b) of ERISA) with respect to any Plan. Neither the Company nor any ERISA Affiliate has failed to make any contributions or to pay any amounts due and owing as required by the terms of any Plan, Welfare Plan or Employee Benefit Plan, or collective bargaining agreement or ERISA or any other applicable law.

     (iv) True and complete copies of each Plan, Welfare Plan and Employee Benefit Plan, related trust agreements, annuity contracts, determination letters, summary plan descriptions, all communication to employees regarding any Plan, Welfare Plan, or Employee Benefit Plan, annual reports on Form 5500 for the last three years, and each plan, agreement, instrument and commitment referred to herein, have been furnished to Parent; all of the foregoing are legally valid, binding, in full force and effect, and there are no defaults thereunder, and none of the rights of the Company thereunder will be impaired by this Agreement or the consummation of the transaction contemplated hereby. The annual reports on Form 5500 furnished to Parent fully and accurately set forth the financial and actuarial condition of each Plan and each trust funding any Welfare Plan. With respect to each Plan, Welfare Plan and Employee Benefit Plan, the Disclosure Letter sets forth the name and address of the administrator and trustees and the policy number and insurer under all insurance policies.

     (v) There are no pending or, to Surviving Stockholder's Knowledge, threatened claims by or on behalf of any of the Plans, Welfare Plans, or Employee Benefit Plans by any employee or beneficiary covered under any Plans, Welfare Plans or Employee Benefit Plans or otherwise involving any Plan, Welfare Plan or Employee Benefit Plan (other than routine claims for benefits).

 3A.14    COMPLIANCE   WITH   LEGAL  REQUIREMENTS;   GOVERNMENTAL
AUTHORIZATIONS

 (a)   Except  as  set  forth  in Part 3A.14  of  the  Disclosure
Letter:
     (I) the Company is, and at all times has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

     (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or
 (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, that with respect to either of the preceding, is likely to have a Material Adverse Effect; and

     (iii) since January 1, 1993, the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, that with respect to either of the preceding, is likely to have a Material Adverse Effect.

 (b) Part 3A.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company. Each Governmental Authorization listed or required to be listed in Part 3A.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3A.14 of the Disclosure Letter:

     (I)   the Company is, and at all times has been, in material
 compliance  with  all  of  the terms and  requirements  of  each
 Governmental   Authorization  identified  or  required   to   be
 identified in Part 3A.14 of the Disclosure Letter;

     (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3A.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3A.14 of the Disclosure Letter, that with respect to either of the preceding, is likely to have a Material Adverse Effect;

     (iii) since January 1, 1993, the Company has not received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization, that with respect to either of the preceding, is likely to have a Material Adverse Effect; and

     (iv) all applications required to have been filed for the renewal of the material Governmental Authorizations listed or required to be listed in Part 3A.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Part 3A.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets, except where the failure to have such Governmental Authorizations would not be reasonably likely to have a Material Adverse Effect.

 3A.15  LEGAL PROCEEDINGS; ORDERS

 (a) Except as set forth in Part 3A.15 of the Disclosure Letter, there is no pending Proceeding:

     (I)   that  has been commenced by or against the Company  or
 that,   to  the  Surviving  Stockholder's  Knowledge,  otherwise
 relates to or may affect the business of, or any of the assets owned or used by, the Company; or

     (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To  the Knowledge of Surviving Stockholders and the Company,  (1)
no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such material Proceeding.
Company has delivered to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3A.15 of the Disclosure Letter. The Proceedings listed in Part 3A.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

     (b) (I) there is no Order to which the Company, or any of the assets owned or used by the Company, is specifically subject; and

     (ii) to the Knowledge of Surviving Stockholders and the Company, no officer, director, agent, or employee of the Company is specifically subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

 3A.16  ABSENCE OF CERTAIN CHANGES AND EVENTS

 Except as set forth in Part 3A.16 of the Disclosure Letter, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

 (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

 (b)  amendment to the Organizational Documents of the Company;

 (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

 (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

 (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

 (f) entry into, termination of, or receipt of notice of termination of (I) any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $5,000 (except for Contracts or transactions entered into in the Ordinary Course of Business with the Company's customers or vendors which do not exceed, individually, a commitment of $25,000);

 (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets in any case greater than $10,000;

 (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

 (I) material change in the accounting methods used by the Company; or

 (j) agreement, whether oral or written, by the Company to do any of the foregoing.

 3A.17  CONTRACTS; NO DEFAULTS

 (a) Part 3A.17(a) of the Disclosure Letter contains a complete and accurate list of:

     (I) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $25,000;
     (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $25,000;

     (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000;

     (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $15,000 and with terms of less than one year);

     (v) each Contract relating to Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which the Company is the licensee, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

     (vi)    each  collective  bargaining  agreement  and   other
 Applicable Contract to or with any labor union or other employee representative of a group of employees;

     (vii)  each joint venture, partnership, and other Applicable
 Contract   (however  named)  involving  a  sharing  of  profits,
 losses,  costs,  or liabilities by the Company  with  any  other
 Person;

     (viii) each Applicable Contract containing covenants that in any material way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

     (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

     (x) each power of attorney that is currently effective and outstanding;

     (xi) each Applicable Contract for capital expenditures which, by its terms, provides for an aggregate balance payable thereunder since December 31, 1995 in excess of $15,000 for any such Contract;

     (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

     (xiii)    each   amendment,  supplement,  and   modification
 (whether oral or written) in respect of any of the foregoing.

 (b)   Except  as  set forth in Part 3A.17(b) of  the  Disclosure
Letter, with respect to each Contract identified or required to be identified in Part 3A.17(a) of the Disclosure Letter:

     (I) the Company is, and at all times has been, in material compliance with all applicable terms and requirements of each such Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound; and

     (ii) to the Surviving Stockholder's Knowledge, each other Person that has or had any obligation or liability under any material Contract under which the Company has or had any rights is, and at all times has been, in full material compliance with all applicable terms and requirements of such Contract.

 3A.18  INSURANCE

 (a) Company has delivered to or made available for inspection by Parent:

     (I) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time preceding the date of this Agreement;

     (ii) true and complete copies of all pending applications for policies of insurance; and

     (iii) any statement by the accountant of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

 (b)  Part 3A.18(b) of the Disclosure Letter describes:

     (I) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

     (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

     (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

 (c) Part 3A.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three preceding policy years:

     (I) a summary of the loss experience under each policy in excess of $5,000; and

     (ii)  a  statement  describing the loss experience  for  all
 claims   that  were  self-insured,  including  the  number   and
 aggregate cost of such claims.

 (d)   Except  as  set forth on Part 3A.18(d) of  the  Disclosure
Letter:

     (I) All policies to which the Company is a party or that provide coverage to any Stockholder, the Company, or any director or officer of the Company:

          (A) to Surviving Stockholder's Knowledge, are valid, outstanding, and enforceable;

          (B) to Surviving Stockholder's Knowledge, are issued by an insurer that is financially sound and reputable;

          (C) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks to which the Company is normally exposed, based on coverages maintained by similar businesses in similar geographical areas;

          (D)  are  sufficient  for  compliance  with  all  Legal
 Requirements and Contracts to which the Company is a party or by which it is bound;

          (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

          (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

     (ii) To Surviving Stockholder's Knowledge, neither the Company nor any Stockholder has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder in connection with any policy of the Company.

     (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director thereof.

     (iv) To Surviving Stockholder's Knowledge, the Company has given notice to the insurer of all claims as to which it has notice that may be insured thereby.

 3A.19  ENVIRONMENTAL MATTERS

 Except as set forth in Part 3A.19 of the Disclosure Letter:

 (a) The Company is not in violation, or aware, of any imminent or alleged violation by the Company, of any federal, state or local law, statute, rule, regulation, judgment, consent decree or ordinance relating to public health, safety, conservation, waste management, pollution or the indoor or outdoor environment, including relating to the release, discharge, emission, storage, treatment, handling or disposal of Hazardous Materials (defined below) ("Environmental Law"). The Company is not a party to, or threatened by, and has not been subject to, any judicial, administrative or regulatory litigation, claim, notice, proceeding or investigation arising from the operation or violation of any applicable Environmental Law, or is aware after diligent inquiry of any grounds or basis for such a claim. The Company does not have or currently use, store, treat, dispose or otherwise handle hazardous, toxic, radioactive, infectious or harmful substances or materials, including, without limitation, asbestos and petroleum, including, crude oil or any fraction thereof and any material prohibited or regulated by any Environmental Law ("Hazardous Material") except in compliance with Environmental Law, or knows of any release, threat of release, disposal, cleanup or presence of any Hazardous Material at, on or under any real property owned, occupied or operated by the Company except in compliance with Environmental Law.

 3A.20  EMPLOYEES

 (a) Part 3A.20 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employee name; job title; current compensation paid or payable; vacation accrued; and vested and unvested Company Options.

 (b) No director or, to Surviving Stockholder's Knowledge, employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, Noncompetition, or proprietary rights agreement, between such director or employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (I) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Stockholders or the Company by any such employee or director. To Surviving Stockholder's Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company, except as set forth in Part 3A.20 of the Disclosure Letter.

 (c) Part 3A.20 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits from the Company or Company Plans in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

 3A.21  LABOR RELATIONS; COMPLIANCE

 The Company has not been, and is not, a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to Surviving Stockholder's Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To Surviving Stockholder's Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. Except as disclosed in
Part 3A.21 of the Disclosure Letter, the Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

 3A.22  INTELLECTUAL PROPERTY

 (a)   Intellectual  Property  Assets.   The  term  "Intellectual
Property Assets" includes:

     (I) the Company's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

     (ii)  patents,  patent  applications,  and  inventions   and
 discoveries that may be patentable (collectively, "Patents");

     (iii)   all  copyrights and registrations  and  applications
 therefor   in   both  published  works  and  unpublished   works
 (collectively, "Copyrights");

     (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

     (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets");

 owned,  used,  or  licensed  by  the  Company  as  licensee   or
 licensor.

 (b) Agreements. A complete and accurate list of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which the Company is the licensee. There are no outstanding and, to Stockholder's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

 (c) Know-How Necessary for the Business. Except as described in Part 3A.22 of the Disclosure Letter:
     (I) The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the material Intellectual Property
 Assets, free and clear of all material liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

     (ii) Except as set forth in Part 3A.22 of the Disclosure Letter, none of the former and current employees of the Company have executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. To Surviving Stockholder's Knowledge, no employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

 (d)   Patents.   Except  as  described  in  Part  3A.22  of  the
Disclosure Letter:

     (I) Part 3A.22(d) of the Disclosure Letter contains a complete and accurate list (including identifying numbers and dates of issuance) and summary description of all Patents, which consist of a patent application. The Company makes no other representation with respect to such patent application.

 (e)   Trademarks.   Except as described in  Part  3A.22  of  the
Disclosure Letter:

     (I) Part 3A.22(e) of Disclosure Letter contains a complete and accurate list (including identifying numbers and dates of issuance) and summary description of all Marks that have been registered with the United States Patent and Trademark Office or that have been submitted to such Office for registration. The Company is the owner of all right, title, and interest in and to each of the trademark applications listed thereon, and the name AGraphic Media," free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

     (ii) The Company has no Marks that have been registered with the United States Patent and Trademark Office.

     (iii) To Surviving Stockholder's Knowledge, no Mark has been or is now involved in any opposition and, to Surviving
 Stockholder's Knowledge, no such action is Threatened with the respect to any of the Marks.

     (iv) To Surviving Stockholder's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

     (v) No Mark is infringed or, to Surviving Stockholder's Knowledge, has been challenged or threatened in any way. To
 Surviving Stockholder's Knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

     (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

 (f)  Copyrights.

     To Surviving Stockholder's Knowledge, the Company has filed no copyright applications with the United States Copyright Office. The Surviving Stockholders make no representations or warranties with respect to unregistered Copyrights except as follows: no Copyright is infringed or, to Stockholder's Knowledge, has been challenged or threatened in any way. To Surviving Stockholder's Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

 (g)  Trade Secrets.

     (I)   With  respect  to  each  material  Trade  Secret,  the
 documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

     (ii) the Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade
 Secrets.

     (iii) to Surviving Stockholder's Knowledge, the Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way that is likely to have a Material Adverse Effect on the Company's business, assets or financial condition.

 (h)  Compliance with Legal and Contractual Requirements.

     Except as disclosed on Part 3A.22(h) of the Disclosure Letter, the Company has all material software and other Intellectual Property Asset licenses, and has paid all royalties and fees with respect thereto required to be paid prior to the date of this Agreement, necessary to operate its business in compliance with all material contractual requirements and Legal Requirements to which it may be subject.

 (I)  Post-Closing Execution of Property Rights Agreements.

     Promptly following the Effective Time, the Surviving Stockholders who are employed by the Parent or the Company shall exert their best efforts to have all employees of execute in favor of the Company proprietary rights agreements substantially similar to Parent's existing proprietary rights agreement.

 3A.23  CERTAIN PAYMENTS

 Since January 1, 1990, neither the Company nor any director, officer, agent, or employee of the Company, or to Stockholder's Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly, in violation of any Legal Requirement, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

 3A.24  DISCLOSURE

 (a) No representation or warranty of Stockholders in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

 (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

 3A.25  RELATIONSHIPS WITH RELATED PERSONS

 No Stockholder or any Related Person of any Stockholder or of the Company has, or since January 1, 1994 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. Except as described in Part 3A.25 to the Disclosure Letter, no Stockholder or any Related Person of any Stockholder or of the Company is, or since January 1, 1994 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (I) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Except as set forth in Part 3A.25 of the Disclosure Letter, no Stockholder or any Related Person of any Stockholder or of the Company is a party to any Contract with, or has any claim or right against, the Company.

 3A.26  POOLING OF INTERESTS

 To Surviving Stockholder's Knowledge:

 (a)Company is autonomous and has not been a subsidiary or division of another corporation within two years before the Merger is expected to be consummated;
 (b)Company has not changed the equity interest of its voting common stock in contemplation of effecting the Merger;

 (c)Within the two years immediately preceding the date of this Agreement, Company has not issued any Company Common Stock, granted any person the right to acquire Company common Stock, or made any distributions with respect to Company Common Stock other than normal distributions of dividends and issuance of stock options in the normal course of business except as disclosed in
Part 3A.26 of the Disclosure Letter;

 (d)Company has not reacquired shares of its voting common stock for purposes of the Merger;

 (e)Within the two years immediately preceding the date of this Agreement, the Company has not redeemed or otherwise acquired any of its outstanding Company Common Stock except as disclosed in
Part 3A.26 of the Disclosure Letter;

 (f)Company has not disposed of a significant portion of its assets during the two years prior to the Merger in contemplation thereof.

 3A.27  LINE OF CREDIT AND TERM LOAN

 As of the Closing Date, the outstanding balances under the Company's lines of credit and term loan from Bank of America Oregon will not exceed the sum of $100,000 for the equipment line of credit, the sum of $343,000 for the term loan, the sum of $300,000 for the revolving line of credit, and the sum of $35,000 for its Visa credit card, plus accrued and unpaid interest. Such dollar amounts include all outstanding principal; fees and charges which are or have become due and payable; and the face amount of any outstanding letters of credit and banker's acceptances. As of the Closing Date, no principal, interest or other amounts will be past due and the Company is otherwise in compliance with respect to such loans and credit arrangements.

 3A.28  BROKERS OR FINDERS

 Surviving  Stockholders  and  their  agents  have  incurred   no
obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

 3A.29  CONTINUITY OF INTEREST

 No Surviving Stockholder will sell, exchange or otherwise dispose of any Company Common Stock before the Effective Time, and the Surviving Stockholders have no plan or intention, individually or collectively, to sell, exchange or otherwise dispose of a number of shares of Parent Common Stock to be received in the Contemplated Transactions that would reduce the Surviving Stockholders' ownership of Parent Common Stock to a number of shares having a value, as of the date of the Merger, equal to less than 50 percent of the value of all of the formerly outstanding Company Common Stock as of the same date. For purposes of this paragraph, shares of Company Common Stock exchanged for cash or other property in connection with the Merger, surrendered by dissenters in connection with the Merger, or exchanged for cash in lieu of fractional shares of Parent Common Stock in connection with the Merger, as the case may be, are treated as outstanding Company Common Stock on the date of the Merger.

 3A.30  CERTAIN OTHER REPRESENTATIONS

 (a) The Merger will be consummated in compliance with the material terms of this Agreement and all other agreements relating to the Contemplated Transactions.

 (b)   The  ratio  for the exchange of shares of  Company  Common
Stock for Parent Common Stock in the Merger was negotiated through arm's length bargaining. Accordingly, the fair market value of the Parent Common Stock to be received by Surviving Stockholders in the Merger will be approximately equal to the fair market value of the Company Common Stock surrendered by such Stockholders in the Merger.

 (c) The management of Company knows of no plan or intention by any Surviving Stockholder to sell, exchange, transfer by gift or otherwise dispose of any of the shares of Parent Common Stock to be received by them in the Merger. In addition, the management of Company is unaware of any transfer of Company Common Stock made before the Effective Time in contemplation of the Merger.

 (d) Immediately after the Merger, Company will hold substantially all of its properties and the properties of Sub, within the meaning of ' 368(a)(2)(E) of the Code. Company has not redeemed any Company Common Stock, made any distribution with respect to any Company Common Stock, or disposed of any of its assets in anticipation of the Merger.

 (e) No liabilities of any person other than Sub will be assumed by Company in the Merger, and none of the shares of Company Common Stock to be surrendered in exchange for Parent Common Stock in the Merger will be subject to any liabilities.

 (f) There is no intercorporate indebtedness existing between Parent and Company or between Sub and Company that was issued, acquired, or will be settled at a discount.

 (g)   Company is not an investment company as defined in Section
368(a)(2)(F)(iii) or (iv) of the Code.

 (h)   Company  is not under the jurisdiction of  a  court  in  a
Title   11  or  similar  case  within  the  meaning  of  Sections
368(a)(3)(A) of the Code.

 (I)  No stock of Sub will be issued in the Merger.

 (j) Any payment of cash in lieu of fractional shares of stock of Company was not separately bargained for consideration and is being made for the purpose of saving Parent the expense and inconvenience of issuing fractional shares.

 (k) None of the compensation received by any Surviving Stockholder-employee of Company pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of such stockholder's shares of Company Common Stock. None of the shares of Parent Common Stock received by any Surviving Stockholder-employee of Company pursuant to the Merger are or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any Surviving Stockholder-employee of Company pursuant to any such employment, consulting or similar arrangement will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

3B.  REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

 Each   of   the  Surviving  Stockholders  severally  represents,
warrants and agrees as follows:

 3B.1  EXECUTION AND VALIDITY OF AGREEMENTS

 Such Surviving Stockholder has the full legal right and capacity to enter into this Agreement and to perform his obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent and Sub, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

 3B.2  STOCK OWNERSHIP

 Such Stockholder is the true and lawful owner of the shares of capital stock of the Company set forth opposite his name on
Schedule 3A.1 to the Disclosure Letter and all of such shares of capital stock have been duly and validly authorized and issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and such ownership is free and clear of all mortgages, liens, security interests, encumbrances, claims, charges and restrictions of any kind.

 3B.3  NO OPTIONS

 Except as described in Part 3B.3 of the Disclosure Letter, there are no outstanding subscriptions, options, rights, warrants, calls, commitments or agreements of any kind to acquire any shares of capital stock owned by such Stockholder and there are no agreements or understandings with respect to the sale or transfer of such stock.

 3B.4  NO RESTRICTIONS

 Such Stockholder is not subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, and there is no suit, action, claim, investigation or inquiry by any administrative agency or governmental body, and no legal, administrative or arbitration proceeding pending or, to such Stockholder's best knowledge, information and belief, threatened against such Stockholder or any of such Stockholder's properties or assets, which in any case adversely affects the business or condition of the Company or any Subsidiary or any of their respective assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by such Stockholder with the terms, conditions and provisions of this Agreement or any other agreement entered into by such Stockholder in connection with the transactions contemplated hereby.

 3B.5  NO VIOLATIONS OF LAW

 Such Stockholder has not been convicted of any criminal wrongdoing (other than minor traffic violations) or of violations of any federal or state securities laws, nor, to such Stockholder's Knowledge, has any other Stockholder or employee of the Company been so convicted.

 3B.6  CERTAIN CONTRACTS

 Except as set forth in Part 3B.6 of the Disclosure Letter:

 (a) such Surviving Stockholder (and all Related Persons of such Surviving Stockholder) does not have, nor may acquire any rights under, and to such Surviving Stockholder's Knowledge, no other Stockholder has or may become subject to, any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

 (b) to the Knowledge of such Surviving Stockholder, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (ii) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

4.  REPRESENTATIONS AND WARRANTIES OF PARENT

 Except  as  provided  in  the Parent's  Disclosure  Letter  (the
"Parent Disclosure Letter"), Parent represents and warrants to the Company and Stockholders as follows:

 4.1  ORGANIZATION AND GOOD STANDING

 Each of Parent and Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each of Parent and Sub is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Parent and Sub have each delivered to the Company correct and complete copies of their respective Organizational Documents, as currently in effect.

 4.2  AUTHORITY; NO CONFLICT
 (a) Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and all other agreements and documents contemplated hereby and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement and all other agreements and documents contemplated hereby or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by each of Parent and Sub and constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and binding obligations of each of Parent and Sub.

 (b) Neither the execution and delivery of this Agreement by Parent and Sub, nor the consummation or performance of any of the Contemplated Transactions by Parent or Sub, will, directly or indirectly (with or without notice or lapse of time):

     (i)  contravene, conflict with, or result in a violation  of
 (A)  any  provision  of the Organizational Documents  of  either
 Parent or Sub, or (B) any resolution adopted by the board of directors or the stockholders of either Parent or Sub;

     (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Parent or Sub, or any of the assets owned or used by Parent or Sub, may be subject;

     (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Parent or Sub or that otherwise relates to the business of, or any of the assets owned or used by, Parent or Sub;

     (iv) cause Parent, Sub or the Company to become subject to, or to become liable for the payment of, any Tax;

     (v)  cause  any  of the assets owned by the  Company  to  be
 reassessed  or  revalued  by  any  taxing  authority  or   other
 Governmental Body;

     (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to
 declare  a  default  or  exercise  any  remedy  under,   or   to
 accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract to which Parent or Sub is a party; or

     (vii) result in the imposition or creation of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest or encumbrance upon or with respect to any of the assets owned or used by Parent or Sub.

Except as set forth in Part 4.2 of the Parent Disclosure Letter, neither Parent nor Sub is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

 4.3  SEC REPORTS

 Parent has heretofore delivered or made available to the Company true and complete copies of all reports, registration statements and other documents (in each case together with all amendments thereto) filed by Parent with the Commission since January 1, 1996 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are sometimes collectively referred to as the "Parent Commission Filings"). The Parent Commission Filings constitute all of the documents (other than preliminary material) that Parent was required to file with the Commission since such date. As of their respective dates, each of the Parent Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the Parent Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

 4.4  CERTAIN PROCEEDINGS

 There is no pending Proceeding that has been commenced against Parent or Sub that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Parent's Knowledge, no such Proceeding has been Threatened.

 4.5  BROKERS OR FINDERS

 Neither  Parent, Sub nor their respective agents  have  incurred
any   obligation  or  liability,  contingent  or  otherwise,  for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

 4.6  INTERIM OPERATIONS OF SUB

 Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

 4.7  COMPANY STOCK OWNERSHIP

 Neither Parent nor any of its Subsidiaries owns any shares of Company Common Stock or any securities convertible into Company
Common Stock.

 4.8  POOLING OF INTERESTS

 To Parent's Knowledge, the accounting for the Merger will be treated as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretive releases issued pursuant thereto, and the pronouncements of the Commission.

 4.9  CERTAIN OTHER REPRESENTATIONS

 (a) The Merger will be consummated in compliance with the material terms of this Agreement and all other agreements relating to the Contemplated Transactions.

 (b) The ratio for the exchange of shares of stock of Company Common Stock for Parent Common Stock in the Merger was negotiated through arm's length bargaining. Accordingly, the fair market value of the Parent Common Stock to be received by Surviving Stockholders in the Merger will be approximately equal to the fair market value of the Company Common Stock surrendered by such stockholders in the Merger.

 (c) The management of Parent knows of no plan or intention by any Surviving Stockholder to sell, exchange, transfer by gift or otherwise dispose of any of the shares of Parent Common Stock to be received by them in the Merger. In addition, the management of Parent is unaware of any transfers of Company Common Stock made before the Effective Time in contemplation of the Merger.

 (d)    Immediately   after  the  Merger,   Company   will   hold
substantially all of the properties of Sub within the meaning  of
Section 368(a)(2)(E) of the Code.

 (e) Prior to the Merger, Parent will control Sub within the meaning of Section 368(c) of the Code.

 (f) Parent has no plan or intention to cause Company after the Merger to issue additional shares of stock of Company that would result in Parent losing control of Company within the meaning of
Section 368(c) of the Code.

 (g) Parent has no plan or intention to reacquire any of its stock issued in the Merger, other than as expressly contemplated in the Merger Agreement and the Pledge Agreement.

 (h) Parent has no current plan or intention after the Merger to liquidate Company, to merge Company into another corporation; to make any extraordinary distribution in respect of its stock in Company; to sell or otherwise dispose of stock of Company or to cause Company to sell or otherwise dispose of any other asset of Company held before the Merger or acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

 (i) No liabilities of any person other than Sub will be assumed by Company in the Merger.

 (j)   Immediately  after  the Merger, Parent  intends  to  cause
Company to continue its historic business.

 (k) There is no intercorporate indebtedness existing between Parent and Company or between Sub and Company that was issued, acquired, or will be settled at a discount.

 (l)   Parent is not an investment company as defined in  Section
368(a)(2)(F)(iii) and (iv) of the Code.

 (m)   Company  is not under the jurisdiction of  a  court  in  a
Title   11  or  similar  case  within  the  meaning  of   Section
368(a)(3)(A) of the Code.

 (n)  No stock of Sub will be issued in the Merger.

 (o) Any payment of cash in lieu of fractional shares of stock of Company was not separately bargained for consideration and is being made for the purpose of saving Parent the expense and inconvenience of issuing fractional shares.

 (p) None of the compensation received by any Surviving Stockholder-employee of Company pursuant to any employment, consulting or similar arrangement, after the Merger, will be separate consideration for, or allocable to, any of such Stockholder's shares of Company Common Stock. None of the shares of Parent Common Stock received by any Surviving Stockholder-employee of Company pursuant to the Merger will be separate consideration for, or allocable to, services to be rendered after the Merger pursuant to any such employment, consulting or similar arrangement. The compensation paid to any Surviving Stockholder-employee of Company, after the Merger, pursuant to any such employment, consulting or similar arrangement will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

5.  COVENANTS OF COMPANY AND STOCKHOLDERS PRIOR TO EFFECTIVE TIME

 5.1  ACCESS AND INVESTIGATION

 Between the date of this Agreement and the earlier to occur of the Effective Time or termination of this Agreement under
Section 10, Company and Stockholders will, and will cause the Company and its Representatives to, (a) afford Parent and its Representatives and prospective lenders and their Representatives (collectively, "Parent's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Parent and Parent's Advisors with copies of all such contracts, books and records, and other existing documents and data as Parent may reasonably request, and (c) furnish Parent and Parent's Advisors with such additional financial, operating, and other data and information as Parent may reasonably request.

 5.2  OPERATION OF THE BUSINESSES OF THE COMPANY

 Between the date of this Agreement and the earlier to occur of the Effective Time or termination of this Agreement under
Section 10, Company and Stockholders will:

 (a) except with respect to matters disclosed in Part 3A.16 of the Disclosure Letter, conduct the business of the Company only in the Ordinary Course of Business, except that Company may make the S Distribution, (i) provided that (A) the S Distribution shall not exceed $137,860 and (B) the amount payable to the holders of all Dissenting Shares, shall not exceed $362,000, and
(ii) subject to the limitations set forth in Section 12.1 on legal and accounting costs;

 (b) not grant, nor accelerate the vesting of, any options with respect to any shares of the capital stock of the Company;

 (c) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

 (d) confer with Parent concerning operational matters of a material nature; and

 (e) otherwise report periodically to Parent concerning the status of the business, operations, and finances of the Company.

 5.3  NEGATIVE COVENANT

 Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the earlier to occur of the Effective Time and termination of this Agreement under
Section 10, Company and Surviving Stockholders will not, without the prior consent of Parent, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3A.16 is likely to occur.

 5.4  REQUIRED APPROVALS

 As promptly as practicable after the date of this Agreement, Company and Surviving Stockholders will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the earlier to occur of the Effective Time or termination of this Agreement under Section 10, Company and the Surviving Stockholders will, at Parent's expense, (a) cooperate with Parent with respect to all filings that Parent elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Parent in obtaining all consents identified in Part 4.2 of the Parent Disclosure Letter; provided that this Agreement will not require the Company to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

 5.5  NOTIFICATION

 Between the date of this Agreement and the earlier to occur of the Effective Time or termination of this Agreement under Section 10, Company and Surviving Stockholders will promptly notify Parent in writing if Company or any Surviving Stockholder becomes aware of any fact or condition that causes or constitutes a Breach of any of Company's, or such Surviving Stockholder's joint and several or several, representations and warranties as of the date of this Agreement. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Company and Surviving Stockholders will promptly deliver to Parent a supplement to the Disclosure Letter specifying such change. During the same period, Company and Surviving Stockholders will promptly notify Parent of the occurrence of any Breach of any covenant of Company or any Surviving Stockholder in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 7 impossible or unlikely.

 5.6  PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

 Except as expressly provided in this Agreement, Company and the Stockholders will cause all indebtedness owed to any Stockholder or any Related Person of Company or any Stockholder to be paid in full prior to the Closing Date, other than payroll and expense reimbursements incurred in the Ordinary Course of Business.

 5.7  NO NEGOTIATION

 Until such time, if any, as this Agreement is terminated pursuant to Section 10, Company and each Surviving Stockholder will not, and will cause each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Parent) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

 5.8  BEST EFFORTS

 Except as set forth in the proviso to Section 5.4, between the date of this Agreement and the earlier to occur of the Effective Time and termination of this Agreement under Section 10, Company and each Surviving Stockholder will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

 5.9  [RESERVED]

6.  COVENANTS OF PARENT AND SUB PRIOR TO EFFECTIVE TIME

 6.1  APPROVALS OF GOVERNMENTAL BODIES

 As promptly as practicable after the date of this Agreement, Parent and Sub will, and will cause each of their Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the earlier to occur of the Effective Time, Parent will, and will cause each Related Person to, (a) cooperate with Company and Stockholders with respect to all filings that Company or Stockholders elect to make or are required by Legal Requirements to make in connection with the
Contemplated Transactions, and (b) cooperate with Company and Stockholders in obtaining all consents identified in Part 3A.2 of the Disclosure Letter; provided that this Agreement will not require Parent to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

 6.2  CONDUCT OF BUSINESS OF SUB

 During the period from the date of this Agreement to the earlier to occur of the Effective Time or termination of this Agreement under Section 10, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

 6.3  BEST EFFORTS

 Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the earlier to occur of the Effective Time or termination of this Agreement under Section 10, Parent and Sub will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7.   CONDITIONS  PRECEDENT TO PARENT'S AND  SUB'S  OBLIGATION  TO
CLOSE

 The obligation of Parent and the obligation of Sub to effect the Merger and the other Contemplated Transactions shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

 7.1  REPRESENTATIONS AND WARRANTIES TRUE AT THE EFFECTIVE TIME

 All of the Company's and Surviving Stockholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, without giving effect to any supplement to the Disclosure Letter.

 7.2  THE COMPANY'S AND STOCKHOLDERS' PERFORMANCE

 All of the covenants and obligations of the Company and of Surviving Stockholders to be performed or complied with pursuant to the terms of this Agreement on or before the Closing Date (considered collectively), and each of these covenants and obligations (considered individually), shall have been fully performed in all material respects, and at the Closing Date the Company and Surviving Stockholders shall have delivered to Parent a certificate to such effect signed by the Chief Executive Officer of the Company and by the Surviving Stockholders.

 7.3  AUTHORITY; DISSENTING SHARES
 (a) All action required to be taken by, or on the part of, the Company and Stockholders to authorize the execution, delivery and performance of this Agreement and the Articles of Merger and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the board of directors and stockholders of the Company.

 (b) The number of Dissenting Shares shall not exceed five percent (5%) of the number of outstanding shares of Company
Common Stock.

 (c) All holders of Dissenting Shares shall have made demand for payment therefor, and the sum of such demanded payment amounts shall not exceed $362,000.

 (d)    The  amount  of  the  S  Distribution  shall  not  exceed
$137,860.

 7.4  DELIVERIES

 Company and Surviving Stockholders shall have delivered to Parent the following:

 (a)  The corporate minute book and stock book of Company;

 (b) A certificate executed by Surviving Stockholders to the effect that, except as otherwise stated in such certificate, each of Surviving Stockholders' and any Surviving Stockholder's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Company and Surviving Stockholders to Parent prior to the Closing Date in accordance with Section 5.5, it being acknowledged that Parent's condition to closing in
Section 7.1 requires that such representations and warranties be accurate in all respects as of the Closing Date without giving effect to any such supplements);

 (c)   A  duly executed Employment Agreement for each  of  Philip
Meurer,  Michael Loftus and Joseph Parker in the form of Exhibits
C, D and E (the "Employment Agreements"), respectively;

 (d) Resignations of the each of the existing directors and officers of the Company, to be effective upon the Closing Date;

 (e) An opinion of Tonkon, Torp, Galen, Marmaduke & Booth, counsel to the Company, dated the Closing Date, substantially in the form of Exhibit F hereto;

 (f) A certificate of the Secretary of the Company, dated the Closing Date, in the form of Exhibit G hereto;

 (g) A duly executed Stockholder Agreement in the form of Exhibit H hereto (the "Stockholder Agreement");

 (h)   A  duly  executed Stock Pledge Agreement in  the  form  of
Exhibit I hereto (the "Pledge Agreement");

 (i) A duly executed Registration Agreement in the form of Exhibit J hereto (the "Registration Agreement");

 (j) To the extent Parent reasonably determines it to be necessary or appropriate, assignments to the Company of any Intellectual Property Assets used or intended to be used in the Company's business and held in the name of any Stockholder; and

 (k) Copies of all Consents required to be obtained by the Company or the Stockholders.

 7.5  CERTAIN LITIGATION

 There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the Merger or the other Contemplated Transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

 7.6  [RESERVED]

 7.7  CONSENTS OBTAINED

 All consents and approvals of Governmental Entities or third parties necessary for consummation of the Merger shall have been obtained.

 7.8  SATISFACTORY DUE DILIGENCE

 Following the date of this Agreement, Parent shall have the opportunity to continue a complete due diligence review of the operations, products, properties, records, contracts, assets, liabilities (contingent and otherwise), financial condition, prospects and regulatory compliance of the Company and the results of such due diligence review shall be satisfactory to Parent in its sole discretion. In the event that the results of the due diligence review are unsatisfactory to Parent, Parent shall have the option to (a) terminate this Agreement by giving written notice to the Company or (b) deliver a written notice to the Company (a "Notice") conditioning Parent's obligations to consummate the Merger upon the Company's resolving, to Parent's satisfaction prior to the Effective Time, those matters described in the Notice, including if applicable, amendment or termination of agreements or arrangements as set forth in the Notice on terms acceptable to Parent, in which case the conditions outlined in the Notice shall be deemed additional Closing conditions hereunder.

 7.9  [RESERVED]

 7.10  [RESERVED]

8.  CONDITIONS PRECEDENT TO COMPANY'S AND SURVIVING STOCKHOLDERS'
OBLIGATION TO CLOSE

 The obligation of the Company, and the obligation of each of the Surviving Stockholders, to effect the Merger and the other
Contemplated Transactions, is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

 8.1  ACCURACY OF REPRESENTATIONS

 All of Parent's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made at the Closing Date.

 8.2  PARENT'S AND SUB'S PERFORMANCE

 All of the covenants and obligations of the Parent and of Sub to be performed or complied with pursuant to the terms of this Agreement on or before the Closing Date (considered collectively), and each of these covenants and obligations (considered individually), shall have been fully performed in all material respects, and at the Closing Date the Parent and Sub shall have delivered to Company and the Surviving Stockholders a certificate to such effect signed by an Executive Vice President of the Parent and a Vice President of Sub.

 8.3  AUTHORITY

 All  action  required to be taken by, or on  the  part  of,  the
Parent and Sub to authorize the execution, delivery and performance of this Agreement and the Articles of Merger and the consummation of the Contemplated Transactions shall have been duly and validly taken by the board of directors and stockholders of each of Parent and Sub.

 8.4  DELIVERIES

 Parent and Sub shall have delivered to Company and Stockholders the following:

 (a) A certificate executed by Parent to the effect that, except as otherwise stated in such certificate, each of Parent's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date, it being acknowledged that Surviving Stockholders' condition to closing in Section 8.1 requires that such representations and warranties be accurate in all respects as of the Closing Date without giving effect to any such exceptions.

 (b)  The Employment Agreements, each duly executed by Parent;

 (c)  The Registration Agreement, duly executed by Parent;

 (d)   An  opinion of Freeborn & Peters, counsel  to  Parent  and
Sub, dated the Closing Date, substantially in the form of Exhibit
K hereto;

 (e) A certificate of the Secretary of each of Parent and of Sub, dated the Closing Date, in the form of Exhibit L hereto;

 (f)  The Stockholder Agreement, duly executed by Parent;

 (g) Payment of the sum of $362,000 in the form of Parent's company check made payable to the order of Virginia Wright, the sole holder of Dissenting Shares; and

 (h) Copies of all Consents required to be obtained by Parent or Sub, and such Consents must be in full force and effect.

 8.5  CERTAIN LITIGATION

 There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the Merger or the other Contemplated Transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

 8.6  [RESERVED]

9.  CONDITIONS TO OBLIGATIONS OF EACH PARTY

 The  obligations  of  each party to effect the  Merger  and  the
other   Contemplated  Transactions  shall  be  subject   to   the
fulfillment, at or prior to the Closing Date, of the following conditions:

 9.1  NASDAQ APPROVAL

 The shares of Parent Common Stock issuable pursuant to the Merger or upon exercise of Company Options shall have been authorized for listing on the Nasdaq Stock Market, upon official notice of issuance.

 9.2  POOLING LETTERS

 Parent shall have received from Arthur Andersen LLP an opinion, reasonably satisfactory to Parent, that the Merger will be treated as a "pooling of interests" under applicable financial accounting standards, and subject to the customary practice of Arthur Andersen LLP, a copy of such opinion shall have been delivered to the Surviving Stockholders.

 9.3  TAX OPINION

 The Company shall have received the opinion of Tonkon, Torp, Galen, Marmaduke & Booth, satisfactory in form and substance to the Company and dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, that Parent, Sub and the Company will be parties to that reorganization and that no Stockholder of the Company will recognize gain or loss to the extent that such Stockholder receives stock of Parent in exchange for his stock of the Company in the Merger, and a copy of that letter shall have been delivered to Parent. The Company shall have received such evidence as it may reasonably require that all assumptions or conditions to such opinion are valid or have been satisfied.

10.  TERMINATION

 10.1  TERMINATION EVENTS

 This Agreement may, by notice given prior to or at the Closing, be terminated:

 (a) by Parent if a material Breach of any provision of this Agreement has been committed by Company or any of the Surviving Stockholders, or by Company and the Surviving Stockholders if a material Breach of any provision of this Agreement has been committed by Parent or Sub, and in any such case such Breach has not been waived or is not cured within ten days following receipt of notice of the Breach;

 (b)(i) by Parent if any of the conditions in Sections 7 or 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Parent to comply with its obligations under this Agreement) and Parent has not waived such condition on or before the Closing Date; or (ii) by Company and Stockholders, if any of the conditions in Sections 8 or 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Company and the Stockholders to comply with their obligations under this Agreement) and Company and Stockholders have not waived such condition on or before the Closing Date;

 (c)  by mutual consent of Parent, Company and Stockholders; or

 (d)   by  Parent,  Company  or  Surviving  Stockholders  if  the
Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or prior to June 26, 1996, or such later date as the parties may agree upon.

 10.2  EFFECT OF TERMINATION

 Except as expressly provided otherwise in this Section 10, each party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to
Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
12.1 and 12.3 will survive. If this Agreement is terminated by a party because the other party failed to satisfy a condition, then termination of this Agreement shall be deemed to be an election of remedies, and neither party shall have any further right or claim with respect to the other party; provided, however, that if this Agreement is terminated by a party because of the other party's failure to comply with any of its covenants under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

11.  INDEMNIFICATION; REMEDIES

 11.1   SURVIVAL;  RIGHT  TO  INDEMNIFICATION  NOT  AFFECTED   BY
KNOWLEDGE

 All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the Parent Disclosure Letter, the supplements to the Disclosure Letter, and any certificate or other document delivered pursuant to this Agreement will survive the Closing. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

 11.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY STOCKHOLDERS

 Surviving Stockholders, severally (and not jointly), will each indemnify and hold harmless Parent and the Surviving Corporation (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), minus, with respect to each of the foregoing the value of any tax benefit to Parent or to the Surviving Corporation, arising, directly or indirectly, from or in connection with:

 (a) any Breach of any representation or warranty made by that Surviving Stockholder in this Agreement (including the Disclosure Letter), or any other certificate or document required to be delivered by that Stockholder at the Closing pursuant to this Agreement;

 (b) any Breach by Company or that Surviving Stockholder of any covenant or obligation of Company or such Stockholder in this Agreement;

 (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Company, that Stockholder or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; or

 (d) any claim by any Person that the Company, prior to the Closing Date, (i) violated or failed to comply with federal or state securities laws in connection with the redemption of the Company's capital stock effected within two years prior to the date hereof described in Part 3A.26(b) of the Disclosure Letter,
(ii) violated or failed to comply with the United States Fair Labor Standards Act or similar applicable state laws described in
Part 3A.21 of the Disclosure Letter.

The  term  "Damages" as used in this Agreement shall not  include
(A) any loss, liability, claim, damage or diminution in value that results from claims that were or would have been covered by Company's insurance in effect as of the Closing if Parent causes the Surviving Corporation to terminate such coverage and fails to obtain adequate tail coverage; or (B) any loss, liability, claim damage or diminution in value that is proximately caused by any action of Surviving Corporation or Parent following the Effective Time, including the disclosure, directly or indirectly, by Surviving Corporation or Parent of any confidential or other information to any potential claimant.

 11.3  [RESERVED]

 11.4  INDEMNIFICATION AND PAYMENT OF DAMAGES BY PARENT

 Parent and Surviving Corporation, jointly and severally, will indemnify and hold harmless Stockholders for, and will pay to Stockholders the amount of any Damages, minus, the value of any tax benefit to any Surviving Stockholder, arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Parent in this Agreement or in any certificate delivered by Parent pursuant to this Agreement,
(b) any Breach by Parent or Sub of any covenant or obligation of Parent or Sub in this Agreement.

 11.5  TIME LIMITATIONS

 If the Closing occurs, Stockholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless Parent notifies Stockholders of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Parent by the corresponding notice date specified below, and such claim is resolved, by the corresponding resolution date stated below:

 (a)  General Claims.

 Notice and Resolution Date            Type/Basis of Claim

 Audit Report Date                            Audit  Claims   and
                              Other General Claims

For purposes hereof, "Audit Report Date" means the date of the independent auditor's report issued with respect to the first audit of the Parent's consolidated financial statements covering a period which includes the Closing Date; "Audit Claims" means claims with respect to those matters which would be expected to be encountered in such audit; and "Other General Claims" means claims with respect to matters which would not be expected to be encountered in such audit.

 (b) Specific Claims. Notwithstanding the dates specified in the foregoing part (a), the following dates shall apply to the indicated claims:

                    Resolutions
 Notice Date            Date           Type/Basis of Claim
 2nd Anniversary                       3rd Anniversary
                                   Redemptions by the Company
 of Closing                                 of Closing Date
                                   shares of its capital stock
                                   effected within 2 years
                                   preceding the date hereof as
                                   described in
                                   Section 11.2(d)(i) of this
                                   Agreement

 The statute of         4th Anniversary     Breach of
Section 3A.11(e)
 limitations for the         of Closing Date
 for the claim, as
 it may be extended


 The statute of         4th Anniversary     Violations of or
noncompliance
 limitations for the         of Closing Date     with the United
States Fair Labor
 for the claim, as                                    Standards
                                   Act or similar applicable
 it may be extended                    state laws as described
in
                                   Section 11.2(d)(ii)


The parties agree to act in good faith and to use their best efforts to resolve any such claims prior to the applicable date stated above in this Section 11.5.

 11.6  LIMITATIONS ON AMOUNT -- STOCKHOLDERS

 Stockholders will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (c), clause (d), or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (b) of
Section 11.2 until the Damages with respect to each Breach arising thereunder exceed $50,000 (the "Threshold Amount"), and then only for the amount by which such Damages exceed the Threshold Amount; provided, that, at such time as the aggregate of all such deductible Damages ("deductible" including, for purposes hereof, any and all amounts less than or equal to $50,000 per claim) equals $115,000 (the "Aggregate Deductible"), Surviving Stockholders shall thereafter be liable for all Damages without regard to the Threshold Amount. For purposes of calculating whether the Aggregate Deductible has been reached, it is understood that such amount includes Damages for each Breach up to and including the Threshold Amount, but excludes Damages in excess of the Threshold Amount for any individual Breach. However, the foregoing Threshold Amount and Aggregate Deductible will not apply to any Breach of any of Stockholder's representations and warranties of which Company or any Stockholder had actual (as opposed to constructive) knowledge on the date on which such representation and warranty is made or any intentional Breach by Company or any Stockholder of any covenant or obligation, and Stockholders will be severally (and not jointly) liable for all Damages with respect to such Breaches. Parent's and Surviving Corporation's sole and exclusive recourse for any such liability, whether in contract, tort, or otherwise, shall be limited first to the shares of Parent Common Stock received by each Stockholder in exchange for the Shares (such shares of Parent Common Stock to be valued at the closing price per share of Parent Common Stock on the Closing Date, as reported by the Nasdaq Stock Market) together with all dividends paid or declared with respect to such stock; and then, with respect to any of those shares which Stockholder has sold, the amount of gross cash proceeds from the sale thereof less any sales commission, together with all dividends paid with respect to such stock prior to its sale by Stockholder.

 11.7  LIMITATIONS ON AMOUNT -- PARENT

 Parent will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or
(b) of Section 11.4 until the Damages with respect to each Breach arising thereunder exceed $50,000, and then only for the amount by which such Damages exceed $50,000. However, the foregoing sentence of this Section 11.7 will not apply to any Breach of any of Parent's representations and warranties of which Parent had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Parent of any covenant or obligation, and Parent will be liable for all Damages with respect to such Breaches. Any settlement by Parent for any such liability described in this Section 11.7 shall be made in shares of Parent Common Stock (valued at the closing price per share of Parent Common Stock on the Closing Date, as reported by the Nasdaq Stock Market).

 11.8  [RESERVED]

 11.9  PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS

 (a)   Promptly  after  receipt  by an  indemnified  party  under
Section 11.2 or 11.4 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice; provided, that such notice is received by the indemnifying party within the time limitations provided in
Section 11.5.

 (b) If any Proceeding referred to in Section 11.9(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, unless the claim involves Taxes, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 11 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

 (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

 (d) Parent, Company and Surviving Stockholders each hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Parent, Company or any Surviving Stockholder with respect to such a claim anywhere in the world.

 11.10 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS

 A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

12. GENERAL PROVISIONS

 12.1  EXPENSES; OTHER PAYMENTS

 Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event that the Merger is consummated, the Surviving Corporation shall be responsible for all of Parent's expenses (including fees and expenses of legal counsel and independent accountants) incurred in connection herewith and therewith. Surviving Stockholders will cause the Company not to incur aggregate out-of-pocket expenses payable to Tonkon, Torp, Galen, Marmaduke & Booth and to KPMG Peat Marwick LLP in excess of $60,000 in connection with this Agreement. Subject to the provisions of Section 10.2, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

 12.2  PUBLIC ANNOUNCEMENTS

 Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Parent determines. Unless consented to by Parent in advance or required by Legal Requirements, prior to the Closing the Company and Surviving Stockholders shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Company, Surviving Stockholders and Parent will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and
Parent   will  have  the  right  to  be  present  for  any   such
communication.

 12.3  CONFIDENTIALITY

 Between the date of this Agreement and the Closing Date, Parent, Company and Surviving Stockholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Parent, Surviving Stockholders and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any valuation, consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

 If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

 12.4  NOTICES

 All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, (c) received by the addressee, if sent by certified mail, return receipt requested, or (d) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Stockholders:

 Philip Meurer
 12021 SW Orchard Hill Way
 Lake Oswego, OR 97035

 Joseph Parker
 11732 SW 28th Place
 Portland, OR 97219

 E. Michael Loftus
 433 NW Sundown Way
 Portland, OR 97229

 Lee J. Jacobson
 Columbia Distributing Company
 6840 N. Cutter Circle
 P.O. Box 17195
 Portland, OR 97217

 With a copy to:

 Ronald L. Greenman, Esq.
 Tonkon, Torp, Galen, Marmaduke & Booth
 1600 Pioneer Tower
 888 S.W. Fifth Avenue
 Portland, Oregon 97204-2099
 Facsimile No.:  503-274-8779

Parent:

 Eagle River Interactive, Inc.
 1060 West Beaver Creek Boulevard
 Avon, Colorado 81620
 Attention: Marc Pinto and Fred McCallister
 Facsimile No.:  970-845-3016

 With a copy to:

 Kenneth S. Witt, Esq.
 Freeborn & Peters
 950 Seventeenth Street, Suite 2600
 Denver, Colorado 80202
 Facsimile No.:  303-628-4240

 12.5  [RESERVED]

 12.6  FURTHER ASSURANCES; RELEASE OF GUARANTIES

 (a) The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

 (b) In the event that the Merger is consummated, then within 30 days following the Effective Time, Parent shall take all necessary steps and make all necessary arrangements, to effect the release of those certain Business Loan Continuing Guaranties, each dated May 1, 1996, executed by, respectively, Philip Meurer, Linda L. Meurer, Joseph M. Parker and Sally J. Parker, and guarantying the Company's obligations under its existing lines of credit and term loan from Bank of America Oregon.

 12.7  WAIVER

 The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

 12.8  ENTIRE AGREEMENT AND MODIFICATION

 This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

 12.9  [RESERVED]

 12.10  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

 Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Parent may assign any of its rights under this Agreement to any present or future Subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.
Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

 12.11  SEVERABILITY

 If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

 12.12  SECTION HEADINGS, CONSTRUCTION

 The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

 12.13  TIME OF ESSENCE

 With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

 12.14  GOVERNING LAW

 This Agreement will be governed by the laws of the State of Oregon without regard to conflicts of laws principles.

 12.15  COUNTERPARTS

 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


          [remainder of page intentionally left blank]


 IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                              EAGLE RIVER INTERACTIVE, INC.

                              By: /s/ Marc Pinto
                              Title: Executive Vice President,
                                   Chief Financial Officer

                              SUSHI ACQUISITION CORP.


                              By: /s/ Marc Pinto
                              Title: Secretary and Treasurer

                              GRAPHIC MEDIA, INC.


                              By: Philip Meurer
                              Title: Vice President

                              /s/ Philip Meurer
                              Philip Meurer

                              /s/ Joseph M. Parker
                              Joseph M. Parker

                              /s/ Lee J. Jacobson
                              Lee J. Jacobson

                              /s/ E. Michael Loftus
                              E. Michael Loftus

                 Omitted Exhibits and Schedules

 The Agreement and Plan of Merger filed herewith does not contain the exhibits and schedules described below that are part of such agreement. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

Exhibits

Exhibit A      Articles of Merger
Exhibit D Employment and Noncompetition Agreement between Graphic
          Media, Inc. and E. Michael Loftus
Exhibit E Employment and Noncompetition Agreement between Graphic
          Media, Inc. and Joseph M. Parker
Exhibit F Opinion of Tonkon, Torp, Galen, Marmaduke & Booth Exhibit G Certificate of Secretary of Graphic Media, Inc.
Exhibit H Stockholders Agreement
Exhibit K Opinion of Freeborn & Peters
Exhibit L Certificate  of  Secretary of Eagle River  Interactive,
          Inc. and Sushi Acquisition Corp.

Schedules

Schedule 2.13 -- Options
Disclosure Letter